LASALLE NATIONAL BANK
                                       AND
                               CHOCAMERICAN, INC.
                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                     PRINCIPAL MUTUAL LIFE INSURANCE COMPANY
                          PRUCO LIFE INSURANCE COMPANY
                       CONTRARIAN CAPITAL ADVISORS, L.L.C.
                                MRS. FIELDS INC.
                                       and
                       MRS. FIELDS= HOLDING COMPANY, INC.
                    SUBORDINATION AND INTERCREDITOR AGREEMENT
                          Dated as of January 31, 1997

                                       Re:
                       Mrs. Fields= Original Cookies, Inc.







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                    SUBORDINATION AND INTERCREDITOR AGREEMENT


         THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this AAgreement@) is entered into as of January 31, 1997 among LASALLE NATIONAL BANK, a national banking association (ALaSalle@), and CHOCAMERICAN, INC.(AChocamerican@), THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (APrudential@), PRINCIPAL MUTUAL LIFE INSURANCE COMPANY (APrincipal@), PRUCO LIFE INSURANCE COMPANY (APruco@), CONTRARIAN CAPITAL ADVISORS, L.L.C. (AContrarian@), MRS. FIELDS INC.(AMFI@) and MRS. FIELDS= HOLDING COMPANY, INC. (AHolding@); collectively, Chocamerican, Prudential, Principal, Pruco, Contrarian, MFI and Holding, together with their respective successors and assigns, are collectively referred to herein as the AJunior Lenders@) and any of them may be referred to as a AJunior Lender@.


                                    RECITALS:
         WHEREAS, concurrently with the execution and delivery of this Agreement, LaSalle is entering into that certain Loan Agreement dated as of the date hereof (as permitted hereby to be amended, restated, modified or supplemented and in effect from time to time, the ACredit Agreement@) with MRS. FIELDS= ORIGINAL COOKIES, INC., a Delaware corporation (the ABorrower@), pursuant to which LaSalle has established certain credit facilities described therein;

         WHEREAS, on September 18, 1996, the Junior Lenders entered into that certain Senior Note and Senior Subordinated Note Agreement dated as of September 18, 1996 (as amended from time to time, the ANote Agreement@), with the Borrower, pursuant to which the Borrower issued and sold to the Junior Lenders
(I) $2,000,000 aggregate principal amount of its MFI Series 1 Senior Notes, due 1999 (as amended, restated, modified or supplemented and in effect from time to time, the AMFI Series 1 Notes@), (ii) $3,000,000 aggregate principal amount of its MFI Series 2 Senior Notes, due 2001 (the AMFI Series 2 Notes@), (iii) $10,000,000 aggregate principal amount of its MFI Series 3 Senior Notes, due 1999 (as amended, restated, modified or supplemented and in effect from time to time, the AMFI Series 3 Notes@), (iv) $4,643,000 aggregate principal amount of its MFI Series 4 Senior Subordinated Notes, due 1999 (as amended, restated, modified or supplemented and in effect from time to time, the AMFI Series 4 Notes@), (v) $_________ aggregate principal amount of its Chocamerican Series 1 Senior Notes due 1996 (as amended, restated, modified or supplemented and in effect from time to time, the AChocamerican Series 1 Notes@), (vi) $3,000,000 aggregate principal amount of its Chocamerican Series 2 Senior Notes due 1999 (as amended, restated, modified or supplemented and in effect from time to time, the AChocamerican Series 2 Notes@), (vii) $3,000,000 aggregate principal amount of its Chocamerican Series 3 Senior Notes due 2001 (as amended, restated, modified or supplemented and in effect from time to time, the AChocamerican Series 3 Notes@), (viii) $21,000,000 aggregate principal amount of its Chocamerican Series 4 Senior Notes due 1999 (as amended, restated, modified or supplemented and in effect from time to time, the AChocamerican Series 4 Notes@), (ix) $5,357,000 aggregate principal amount of its Chocamerican Series 5A Senior Subordinated Notes due 1999 (as amended, restated, modified or supplemented and in effect from time to time, the AChocamerican Series 5A Notes@), and (x) $2,000,000 aggregate principal amount of its Chocamerican Series 5B Senior Subordinated Notes due 1999 (as amended, restated, modified or supplemented and in effect from time to time, the AChocamerican Series 5B Notes@) (the MFI Series 1 Notes, MFI Series 2 Notes, MFI Series 3 Notes, MFI Series 4 Notes, Chocamerican Series 1 Notes, Chocamerican Series 2 Notes, Chocamerican Series 3 Notes, Chocamerican Series 4 Notes, Chocamerican Series 5A Notes and Chocamerican Series 5B Notes, and all notes which may be issued in substitution therefor or replacement thereof, being collectively referred to herein as the ASubordinated Notes@);

         WHEREAS, Borrower has secured its obligations to LaSalle under the Credit Agreement and its obligations to the Junior Lenders under the Note Agreement and related documents (collectively, the AJunior Note Documents@), by granting to the Collateral Agent, for the benefit of each of LaSalle and the Junior Lenders a security interest in the personal property of Borrower (such interests being hereinafter collectively referred to as "Security Interests" and individually as a "Security Interest");

               WHEREAS, LaSalle and the Junior Lenders have determined to enter into this Agreement to provide for certain agreements between LaSalle and the Junior Lenders with respect to their respective transactions with the Borrower;

         NOW,  THEREFORE,  in  consideration  of the foregoing  premises and for
other  good  and  valuable  consideration,   the  receipt  of  which  is  hereby
acknowledged, the parties hereto hereby agree as follows:

SECTION 1.               DEFINITIONS.

         Unless the context otherwise requires, capitalized terms used herein shall have the meanings assigned thereto in the Credit Agreement or as hereinafter set forth, and such definitions shall be equally applicable to both the singular and plural forms of any of the terms so defined:

         ACollateral Agency Agreement@ means that certain Amended and Restated Collateral Agency Agreement dated of even date herewith by and among the parties to this Agreement, the Borrower and the Collateral Agent, as the same may be amended, restated, modified or supplemented and in effect from time to time.

         ACollateral Agent@ means The Bank of New York, as collateral agent appointed pursuant to the Collateral Agency Agreement, and any successor entity service as collateral agent thereunder from time to time.

         ADebtor Party@ shall mean the Borrower and any other Person which shall be obligated to pay any amounts constituting Senior Indebtedness Liabilities or Subordinated Indebtedness Liabilities.



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         APermitted  Junior  Securities@ shall mean common stock of the Borrower and other  securities  of the  Borrower  which are  subordinated  to the  Senior
Indebtedness Liabilities to at least the same extent as the Subordinated Indebtedness Liabilities are subordinated to the Senior Indebtedness Liabilities at the time when such securities are issued by the Borrower.

         APerson@ shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

         ASenior Credit Agreement@ shall mean the Credit Agreement.

         ASenior Indebtedness Covenant Default@ shall mean any Event of Default other than a Senior Indebtedness Payment Default.

         ASenior Indebtedness Documents@ shall mean, collectively, the Senior Credit Agreement, the Senior Notes and the Senior Indebtedness Security Documents.

         ASenior Indebtedness Liabilities@ shall mean (a) the principal amount of all Indebtedness of any Debtor Party existing under the Senior Credit Agreement, (b) premium, if any, due and owing in respect of said Indebtedness,
(c) interest due and owing in respect of said Indebtedness (including, without limitation, any such interest accruing subsequent to the filing by or against any Debtor Party of any proceeding brought under the Bankruptcy Act of 1978, whether or not such interest is allowed as a claim pursuant to the provisions of said Act), (d) all claims for indemnity payments under or pursuant to the Credit Agreement, (e) all other claims for unpaid fees, reimbursements and out-of-pocket expenses incurred as a result of the enforcement of the Credit Agreement and the Senior Indebtedness Security Documents; and (f) all amounts payable under any guaranties, howsoever arising, by any Debtor Party of amounts described in clauses (a) through (e), above; provided, however, that the aggregate amount of the principal included in Senior Indebtedness Liabilities pursuant to clause (a) of this definition shall not at any time exceed an amount equal to $3,000,000.

         ASenior Indebtedness Payment Default@ shall mean any default by any Debtor Party to make any payment or mandatory prepayment of principal, premium, if any, interest or other amounts due with respect to any Senior Indebtedness Liabilities.

         ASenior Indebtedness Security Documents@ shall mean all agreements, instruments or documents pursuant to which any real or personal property and/or interests in property owned by any Debtor Party are or shall be subjected to Liens securing Senior Indebtedness Liabilities as amended, restated, modified or supplemented and in effect from time to time.

         ASubordinated Indebtedness Liabilities@ shall mean (a) the principal amount of all Indebtedness of any Debtor Party owing in respect of the Note Agreement or the Subordinated Notes, (b) premium, if any, due and owing in respect of said Indebtedness, (c) interest due and owing in respect of said Indebtedness (including, without limitation, any such interest accruing subsequent to the filing by or against any Debtor Party of any proceeding brought under the Bankruptcy Act of 1978, whether or not such interest is allowed as a claim pursuant to the provisions of such Act), (d) all claims for indemnity payments under or pursuant to the Note Agreement, the Subordinated Notes or any other Junior Note Document, (e) all other claims for unpaid fees, reimbursements and expenses from time to time owing to the holders of the Subordinated Notes pursuant to the Note Agreement, the Subordinated Notes or any other Junior Note Document, and (f) all amounts payable under any guaranties, howsoever arising, by any Debtor Party of amounts described in clauses (a) through (e) above.

         ASenior Notes@ shall mean all promissory notes executed by any Debtor Parties evidencing any Senior Indebtedness Liabilities, as the same may be amended, restated, modified or supplemented and in effect from time to time.


SECTION 2.               SUBORDINATION OF SUBORDINATED INDEBTEDNESS LIABILITIES.

         The Subordinated Indebtedness Liabilities shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Senior Indebtedness Liabilities, whether now outstanding or hereafter incurred:

                        (a)  In  the  event  of  any  insolvency  or  bankruptcy
         proceedings, and any receivership, liquidation, reorganization, arrangement or other similar proceedings in connection therewith, relative to any Debtor Party or to its creditors, as such, or to its property, and in the event of any proceedings, for voluntary liquidation, dissolution or other winding-up of any Debtor Party, whether or not involving insolvency or bankruptcy, then the holders of Senior Indebtedness Liabilities shall be entitled to receive from said Debtor Party payment in full of all Senior Indebtedness Liabilities owed thereby in cash or other property acceptable to the holders of the Senior Indebtedness Liabilities (or to have such payment duly provided for in a manner satisfactory to the holders of said Senior Indebtedness Liabilities) before the holders of the Subordinated Indebtedness Liabilities shall be entitled to receive any payment from said Debtor Party in respect of the Subordinated Indebtedness Liabilities owed thereby (other than payment made solely by distribution of Permitted Junior Securities), and to that end the holders of Senior Indebtedness Liabilities shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or Securities (other than Permitted Junior Securities), which may be payable or deliverable in any such proceedings in respect of the Subordinated Indebtedness Liabilities.

                        (b) Upon the happening of any Senior Indebtedness Payment Default, then upon notice thereof by LaSalle to Borrower, with a copy to each other party to this Agreement, the holders of the Subordinated Indebtedness Liabilities shall not be entitled to receive any payment on account thereof (other than payment made solely by distribution of Permitted Junior Securities) during the period beginning on the date such Senior Indebtedness Payment Default shall occur and ending upon the earlier of (1) the date such Senior Indebtedness Payment Default has been waived in writing by the holders of the related Senior Indebtedness Liabilities, (2) the date on which notice that such Senior Indebtedness Payment Default shall have ceased to exist is given by LaSalle to the Borrower, and (3) the date on which such Senior Indebtedness Payment Default has been cured or shall have ceased to exist.

                        (c)  Upon  the  happening  of  any  Senior  Indebtedness
         Covenant Default, the holders of the Subordinated Indebtedness Liabilities shall not be entitled to receive any payment on account thereof (other than payment made solely by distribution of Permitted Junior Securities) during the period beginning on a Payment Blockage Commencement Date, as defined below, and ending upon the earlier of (1) the date such Senior Indebtedness Covenant Default has been waived in writing by LaSalle, (2) the date on which notice that such Senior Indebtedness Covenant Default shall have ceased to exist is given by LaSalle to the Borrower, and (3) the date on which such Senior Indebtedness Covenant Default has been cured or has ceased to exist; provided, however, that (i) no more than three blockage periods under this paragraph (c) shall be in effect during any period of 365 consecutive days; (ii) blockage periods under this paragraph 2(c) shall not be in effect for more than 120 days during any period of 365 consecutive days, and (iii) no facts or circumstances constituting a Senior Indebtedness Covenant Default existing on any Payment Blockage Commencement Date may be used as a basis for any subsequent blockage period unless cured or waived for a period of at least ten (10) consecutive days. As used herein, the term APayment Blockage
         Commencement Date@ shall mean the date on which written notice of a particular Senior Indebtedness Covenant Default is given to the Borrower, with a copy to each other party to this Agreement.

                        (d) In the event that any holder of Subordinated Indebtedness Liabilities shall receive any cash or other assets of any Debtor Party (other than Permitted Junior Securities), whether by voluntary action of such Debtor Party, as a result of any administrative, legal or equitable action, or otherwise, in violation of the provisions of this Agreement or the Collateral Agency Agreement (in any such case, at the time of such receipt), then such holder of Subordinated Indebtedness Liabilities will be deemed to have held such assets in trust for, and immediately upon receipt of written request shall pay, deliver and assign to, the Collateral Agent such assets for application in accordance with the Collateral Agency Agreement.

                        (e) No holder of Subordinated  Indebtedness  Liabilities
         shall accelerate the Indebtedness evidenced by the Subordinated Notes or initiate or maintain any suit or other legal proceeding to enforce any rights, powers or remedies under the Note Agreement, the Subordinated Notes or any other Junior Note Document, unless prior thereto (1) a period of not less than five (5) days shall have expired commencing one day following the date on which such holder of Subordinated Indebtedness Liabilities shall have provided LaSalle with written notice specifying its intention to accelerate all or any part of the Subordinated Indebtedness Liabilities or to initiate such suit or other legal proceeding and the basis giving rise to the proposed acceleration or initiation of such suit or other legal proceeding and
         (2) no blockage period pursuant to subsection 2(c) above is then in effect; provided, however, that the restrictions contained in this paragraph (e) shall not apply with respect to any Debtor Party (I) to the extent necessary to prevent the expiration of any applicable statute of limitations or similar law, or (ii) upon the earliest to occur of (x) the commencement by anyone not a holder of Subordinated Indebtedness Liabilities of any insolvency, bankruptcy, receivership, liquidation or reorganization proceedings or arrangements relative to such Debtor Party, (y) the acceleration of all or any portion of the Senior Indebtedness Liabilities or (z) the initiation by any holder of Senior Indebtedness Liabilities of any suit, action or proceeding to enforce any rights, powers or remedies of the holders of the Senior Indebtedness Liabilities with respect thereto, including, without limitation, under any Senior Indebtedness Documents.


SECTION 3.               RELATIVE RIGHTS.

         No right of any present or future holder of any Senior Indebtedness Liabilities of the Debtor Parties to enforce subordination as herein provided shall at any time or in any way be prejudiced or impaired by any failure to act on the part of any Debtor Party, or by any noncompliance by any Debtor Party with the terms, provisions and covenants of the Note Agreement or other Junior
Note Document, regardless of any knowledge thereof that any such holder of Senior Indebtedness Liabilities may have or be otherwise charged with. The provisions hereof are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness Liabilities on the one hand, and the holders of the Subordinated Indebtedness Liabilities on the other hand, and nothing herein shall impair, as between any Debtor Party and the holders of the Subordinated Indebtedness Liabilities, the obligation of any Debtor Party, which is unconditional and absolute, to pay to the holders of the Subordinated Indebtedness Liabilities the entire amount thereof in accordance with the terms of the Subordinated Notes, the Note Agreement and the other Junior Note Documents, nor, except for the provisions contained in Section 2(e) hereof, shall anything herein prevent the holder of any Subordinated Indebtedness Liabilities from exercising all remedies otherwise permitted by applicable law or under the Note Agreement, the Subordinated Notes or the other Junior Note Documents upon default under the Note Agreement, the Subordinated Notes or the other Junior Note Documents, subject to the rights, if any, of holders of Senior Indebtedness Liabilities as herein provided.


SECTION 4.               SUBROGATION.

         Upon payment in full of the Senior Indebtedness Liabilities in cash or other property acceptable to the holders of the Senior Indebtedness Liabilities, the holders of the Subordinated Indebtedness Liabilities shall be subrogated to the rights of the holders of the Senior Indebtedness Liabilities to receive payments or distributions of assets of the Debtor Parties made on or in respect of Senior Indebtedness Liabilities until all amounts constituting Subordinated Indebtedness Liabilities and all other amounts payable to the holders of the Subordinated Indebtedness Liabilities shall be paid in full, and, for the purposes of such subrogation, no payments to the holders of Senior Indebtedness Liabilities of any cash, property, stock or obligations to which the holders of the Subordinated Indebtedness Liabilities would (but for this Agreement) be entitled shall, as between the Debtor Parties, their creditors (other than the holders of Senior Indebtedness Liabilities) and the holders of the Subordinated Indebtedness Liabilities, be deemed to be a payment by the Debtor Parties to or on account of Senior Indebtedness Liabilities.


SECTION 5.               PROOFS OF CLAIM, ETC.

         In the event of any of the proceedings referred to in Section 2(a) above, if any holder of Subordinated Indebtedness Liabilities has not filed any claim, proof of claim or other instrument of similar character necessary to enforce the obligations of the Debtor Parties in respect of the Subordinated Indebtedness Liabilities held by such holder within thirty (30) days before the expiration of the time to file the same, then and in such event, but only in such event, any holder of the Senior Indebtedness Liabilities may notify such holder in the manner provided in Section 8 hereof of such fact and that such holder of the Senior Indebtedness Liabilities shall, if such claim, proof of claim or other instrument of similar character is not so filed by such holder of Subordinated Indebtedness Liabilities at least fifteen (15) days before the expiration of the time to file the same, as an attorney-in-fact for such holder of Subordinated Indebtedness Liabilities, file any claim, proof of claim or such other instrument of similar character on behalf of such holder of Subordinated Indebtedness Liabilities. At any time within fifteen (15) days prior to the expiration of the time to file such claim, proof of claim or other instrument, if such holder of Subordinated Indebtedness Liabilities has not so filed the same, such holder of the Senior Indebtedness Liabilities then, as attorney-in-fact for such holder of Subordinated Indebtedness Liabilities, may, at its sole expense, file such claim, proof of claim or other instrument and such holder of Subordinated Indebtedness Liabilities, by such holder=s acceptance of such holder=s Subordinated Notes, appoints such holder of the Senior Indebtedness Liabilities as an attorney-in-fact for such holder of Subordinated Indebtedness Liabilities, to so file any claim, proof of claim or such other instrument of similar character.

         In the event that any holder of Subordinated Indebtedness Liabilities has failed to vote any claim thereof in connection with any proceedings referred to in subparagraph (a) above within thirty (30) days before the expiration of the time to vote said claim, then and in such event, but only in such event, any holder of the Senior Indebtedness Liabilities may notify such holder in the manner provided in Section 8 hereof of such fact and that such holder of the Senior Indebtedness Liabilities shall request that such holder of Subordinated Indebtedness Liabilities vote said claim at least fifteen (15) days before the expiration of the time to do so. At any time within fifteen (15) days prior to the expiration of the time to vote such claim, if such holder of Subordinated Indebtedness Liabilities has not so voted the same, such holder of the Subordinated Indebtedness Liabilities shall, at the sole expense of such holder of the Senior Indebtedness Liabilities, execute, verify and deliver any such instruments which any holder of Senior Indebtedness Liabilities may at any time require in order to cause said holder of Subordinated Indebtedness Liabilities to vote said claim.

         If such holder of Subordinated Indebtedness Liabilities does not elect to so enforce such obligations of the Debtor Parties, then and in such event, but only in such event, such holder of the Senior Indebtedness Liabilities, may thereafter request, and such holder of Subordinated Indebtedness Liabilities shall, at the sole expense of such holder of the Senior Indebtedness Liabilities, execute, verify and deliver, any such instruments which any holder of Senior Indebtedness Liabilities may at any time require in order to prove and realize upon any rights or claims pertaining to the Subordinated Indebtedness Liabilities and to effectuate the full benefit of the subordination contained herein, in any such case at the expense of such holder of the Senior Indebtedness Liabilities.


SECTION 6.               JUNIOR LENDERS' CONSENT TO LASALLE SECURITY INTERESTS.

         Junior Lenders hereby consent to the Security Interests granted by the Borrower to LaSalle in the Credit Agreement and the other Senior Indebtedness Security Documents, and waive any default under the Note Agreement, the Subordinated Notes and any other Junior Note Document that would otherwise occur as a result thereof.



SECTION 7.               COLLATERAL ISSUES.

               (a) Notice and Cure Rights. LaSalle agrees that it shall not, nor will it cause the Collateral Agent to, dispose of or otherwise exercise remedies in respect of any Collateral, unless prior thereto:

                      (1) a period of not less than fifteen (15) days shall have expired commencing one day following the date on which LaSalle shall have provided the Junior Lenders with written notice specifying LaSalle's intent to take or cause the Collateral Agent to take such action and the basis for the Senior Indebtedness Payment Default or Senior Indebtedness Covenant Default giving rise to the proposed action; and

                      (2) at the end of such fifteen (15) day period, the Junior
                  Lenders shall not have exercised their right, set forth in subsection 7(b) below, to purchase the Senior Indebtedness Liabilities and such Senior Indebtedness Payment Default or Senior Indebtedness Covenant Default remains uncured;

provided, however, that, so long as no disposition of Collateral occurs during such fifteen (15) day period, this sentence shall not be deemed to prevent (i) the mere filing of an action to foreclose upon Collateral in order to commence the running of time during which any answer of any Debtor Party thereto must be filed, or (ii) the mere giving of a notice of intent to dispose of Collateral at a sale under the UCC to be held after the running of such fifteen (15) day period; and provided further that the restrictions contained in this sentence shall not apply with respect to any Debtor Party (x) to the extent necessary to prevent the expiration of any applicable statute of limitations or similar law, or (y) after the commencement relative to such Debtor Party of any proceedings described in Section 2(a).

               (b) Right to Purchase Senior Indebtedness Liabilities. LaSalle agrees that the Junior Lenders, or any of them, shall have the right to purchase the Senior Indebtedness Liabilities from LaSalle upon LaSalle's giving of the notice described in subsection 7(a)(1) above or upon LaSalle's determination that a proposed amendment, modification or supplement to any of the Subordinated Indebtedness Documents shall not be permitted pursuant to the terms of section
11.3 of the Senior Credit Agreement. Such right shall be exercisable by the Junior Lenders, or any of them, by giving written notice to LaSalle (which notice shall be given within fifteen (15) days after the date upon which LaSalle shall have provided such notice to the Junior Lenders under subsection 7(a)(1) above or of its determination pursuant to section 11.3 or section 11.4 of the Senior Credit Agreement (the "Exercise Notice"). To be effective, the Exercise Notice must state that the parties issuing the same are exercising the rights of the Junior Lenders to purchase the Senior Indebtedness Liabilities, must specify the closing date for the purchase (which date shall be not later than twenty days from the date upon which LaSalle gave the notice described in the preceding sentence) and must state that 100% of the Senior Indebtedness Liabilities will be purchased for a purchase price equal to the aggregate amount of Senior Indebtedness Liabilities as of the date of closing of such purchase. In the event that the Exercise Notice is given by less than all of the Junior Lenders, the purchasing Junior Lenders shall be those Junior Lenders which elect to participate in such purchase, and the allocation of purchase interests shall be as agreed among such purchasing Junior Lenders; provided that each Junior Lender shall have the right to participate in such purchase in an amount equal to such Junior Lender's pro rata share of the Subordinated Indebtedness Liabilities then outstanding.

                  Upon receipt of the Exercise Notice, LaSalle shall promptly notify the Junior Lenders of the purchase price for the Senior Indebtedness Liabilities in reasonable detail. At the closing of the such purchase (which may be in person or by exchange of documents through courier), LaSalle will assign to the purchasing Junior Lenders, and the purchasing Junior Lenders shall assume from LaSalle, the Senior Indebtedness Liabilities under a written assignment and assumption agreement in form and substance reasonably satisfactory to LaSalle and such purchasing Junior Lenders, except that LaSalle shall make such assignment on a non-recourse basis and without warranty except as to due authorization and execution of the documents and as to LaSalle having good and unencumbered title thereto. Concurrently with execution of such assignment and assumption, (1) the purchasing Junior Lenders shall deliver the purchase price to LaSalle by wire transfer of immediately available funds or other payment means acceptable to LaSalle; (2) LaSalle will deliver to such purchasing Junior Lenders the originals of any promissory notes or other instruments evidencing any of the Senior Indebtedness Liabilities, duly endorsed by LaSalle on a non-recourse basis except as to such due authorization and execution and LaSalle's unencumbered title thereto; and (3) LaSalle will execute and deliver to the purchasing Junior Lenders, also on a non-recourse basis, such other agreements and instruments of assignment as are necessary or appropriate or reasonably requested by the purchasing Junior Lenders to transfer to the purchasing Junior Lenders all of LaSalle's right, title and interest in and to the Senior Indebtedness Liabilities.

                  In the event that one or more of the Junior Lenders exercise the right to purchase the Senior Indebtedness Liabilities pursuant to this subsection 7(b) by giving an Exercise Notice but the purchase pursuant thereto shall not be closed on or before the date which is twenty days after the date upon which LaSalle provided its notice under subsection 7(a)(1) hereof or section 11.3 of the Senior Credit Agreement, as applicable, such right to purchase in favor of the Junior Lenders shall thereupon terminate and be of no further force or effect. The foregoing sentence shall be without prejudice, however, to the Junior Lenders' rights in respect of (I) any subsequent giving by LaSalle of a Notice under subsection 7(a)(I) hereof, or (ii) any subsequent proposed amendment, modification or supplement to the Subordinated Indebtedness Documents which LaSalle determines not to permit pursuant to section 11.3 of the Senior Credit Agreement.

               (c) Receipt of Moneys. Each Junior Lender agrees that should it receive any moneys from the sale, liquidation, casualty or other disposition of any Collateral at any time when an Event of Default exists other than in accordance with the Collateral Agency Agreement, it will (unless then otherwise restricted by law) hold the same in trust for and promptly pay over the same, upon demand, to the Collateral Agent for application in accordance with the Collateral Agency Agreement.

               (d) Provisions Concerning Insurance. Each Junior Lender agrees with LaSalle and LaSalle agrees with the Junior Lenders that the other and the Collateral Agent shall be entitled to obtain loss payee endorsements and/or additional insured status with respect to any and all policies of insurance now or thereafter obtained by the Borrower insuring casualty or other loss to any property of Borrower and, in connection therewith, to file claims, settle disputes, make adjustments and take any and all other actions otherwise then permitted to each party hereto in regard thereto which it may then deem advisable with respect to its collateral; provided that all proceeds of casualty insurance with respect to the Collateral shall be applied in accordance with the Collateral Agency Agreement..


 SECTION 8.           NOTICES.

                  (a) Notices of Default. Each of LaSalle and the Junior Lenders agrees to give to the other copies of any written notices of default, termination, demand, acceleration, foreclosure, exercise of remedies and any other written notice which is of a like nature, including, without limitation, any of such which may be given under or pursuant to the terms of the Credit Agreement or the Junior Note Documents, either concurrently with, or as soon as practicable after, the giving of any such notice to Borrower (any such notice being hereinafter referred to as a "Notice of Default");

              (b) All communications provided for herein shall be in writing, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication (with a copy sent on the same day by overnight air courier) at the addresses set forth below, or to such other address as such person may designate to the other persons named below by notice given in accordance with this Section:

              If to LaSalle:                     LaSalle National Bank
                                                 135 South LaSalle Street
                                                 Chicago, Illinois  60603
                                                 Attn: Jonathan A. Levey
                                                 Telecopy: (312) 904-5483
                                                 Confirmation: (312) 904-7641

              If to Chocamerican:                Chocamerican, Inc.
                                                 1105 North Market Street
                                                 Suite 1300
                                                 Wilmington, Delaware  19801
                                                 Attn: Francois de Carbonnel
                                                 Fax:  (216) 883-7980

              If to Prudential:     The Prudential Insurance Company of America
                                   c/o Prudential Financial Restructuring Group
                                                 Four Gateway Center
                                                 100 Mulberry Street
                                                 Newark, New Jersey  07102-4069
                                                 Attn:  Managing Director
                                                 Telephone:  (201) 802-7500
                                                 Fax:  (201) 802-7045

              If to Principal:          Investment Securities Department
                                                 The Principal Financial Group
                                                 711 High Street
                                                 Attn: Mark P. Denkinger
                                                 Telecopy: (515) 248-2490
                                                 Confirmation: (515) 248-8016

              If to Pruco:                       Pruco Life Insurance Company
                                    c/o Prudential Financial Restructuring Group
                                                 Four Gateway Center
                                                 100 Mulberry Street
                                                 Newark, New Jersey  07102-4069
                                                 Attn:  Managing Director
                                                 Telephone:  (201) 802-7500
                                                 Fax:  (201) 802-7045

              If to Contrarian:   Contrarian Capital Advisors, L.L.C., as agent
                                              411 West Putnam Avenue, Suite 225
                                              Greenwich, Connecticut  06830
                                              Attn: Janice Stanton
                                              Telecopy: (203) 862-8204
                                              Confirmation: (203) 629-1977

              If to MFI:                        Mrs. Fields Inc.
                                                462 West Bearcat Drive
                                                Salt Lake City, Utah  84115
                                                Attn: Larry A. Hodges, President
                                                Telephone:  (801) 463-2200
                                                Fax:  (801) 463-2183

              If to Holding:                  Mrs. Fields= Holding Company, Inc.
                                              c/o Capricorn Investors II, L.P.
                                              30 East Elm Street
                                              Greenwich, Connecticut 06830
                                              Attn: Herbert S. Winokur, Jr.
                                              Telephone: (203) 861-6600
                                              Fax: (203) 861-6671

               If to Borrower: Mrs. Fields' Original Cookies, Inc. c/o Capricorn Investors II, L.P. 30 East Elm Street Greenwich, Connecticut 06830 Attn: Herbert S. Winokur, Jr. Telephone:
                    (203) 861-6600 Fax: (203) 861-6671

SECTION 9.               MODIFICATIONS TO SENIOR INDEBTEDNESS DOCUMENTS.

The holders of the Senior Indebtedness Liabilities may at any time and from time to time without the consent of or notice to any Junior Lenders or other holders of Subordinated Indebtedness Liabilities, without incurring liability to any Junior Lender or other holder of Subordinated Indebtedness Liabilities and without impairing or releasing the obligations of any Junior Lender or holder of Subordinated Indebtedness Liabilities under this Agreement amend or modify the Senior Indebtedness Documents; provided that any such action shall not (I) increase the aggregate principal amount of loans made to the Borrower in excess of $3,000,000; (ii) extend the final maturity date of the Senior Indebtedness Liabilities beyond December 31, 1997; or (iii) increase the interest rate payable on any of the Senior Indebtedness Liabilities (excluding any increase provided for in the Senior Indebtedness Documents as in effect on the date hereof and constituting a default rate of interest).


SECTION 10.              CHANGES TO JUNIOR NOTE DOCUMENTS.

         Until the Senior Indebtedness Liabilities have been paid in full in cash or other property acceptable to the holders of the Senior Indebtedness Liabilities and notwithstanding anything contained in the Junior Note Documents, the Junior Lenders shall not, without the prior written consent of the holders of the Senior Indebtedness Liabilities, agree to any amendment, modification or supplement to the Junior Note Documents in violation of Section 11.3 of the Senior Credit Agreement as in effect on the date hereof.


Section 11.

Sale or Transfer of Subordinated Indebtedness Liabilities. No Junior Lender shall sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Notes or the other Subordinated Indebtedness Liabilities (a) without giving prior written notice of such action to LaSalle, and (b) unless prior to the consummation of any such action, the transferee thereof shall execute and deliver to LaSalle a written acknowledgment providing for the continued subordination of such Subordinated Indebtedness Liabilities on the terms provided herein and confirming the continued effectiveness of all of the rights of the holders of the Senior Indebtedness Liabilities arising under this Agreement and the Collateral Agency Agreement, in form and substance reasonably satisfactory to LaSalle. Notwithstanding the failure to execute or deliver any such acknowledgment, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Indebtedness Liabilities, and the terms of this Agreement shall be binding upon the successors and assigns of each Junior Lender.


SECTION 12.              LEGENDS.

         Until the Senior Indebtedness Liabilities are paid in full in cash or other property acceptable to the holders of the Senior Indebtedness Liabilities, Junior Lenders each agree that either (a) each Subordinated Note shall contain in a conspicuous manner the following legend:

"Payment of the obligation represented by this instrument is subordinate to the Senior Indebtedness Liabilities pursuant to, and is subject to, the terms of a Subordination and Intercreditor Agreement, dated as of January 31, 1997, among LaSalle National Bank, Chocamerican, Inc., The Prudential Insurance Company of America, Principal Mutual Life Insurance Company, Pruco Life Insurance Company, Contrarian Capital Advisors, L.L.C., Mrs. Fields Inc. and Mrs. Fields= Holding Company, Inc."

or (b) the Junior Lenders will affirmatively notify any prospective assignees, purchasers or transferees of any Subordinated Indebtedness Liabilities of the existence and import of this Agreement prior to any proposed assignment, sale or transfer of any Subordinated Indebtedness Liabilities.


SECTION 13.              REPRESENTATIONS AND WARRANTIES OF JUNIOR LENDERS.

                             (a)  Each  Junior  Lender  hereby   represents  and
warrants to LaSalle that such Junior Lender has full power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all requisite action on its part, and that this Agreement has been duly executed and delivered by it and constitutes its valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles.

                             (b) LaSalle hereby  represents and warrants to each
Junior Lender party hereto that LaSalle has full power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all requisite action on LaSalle's part, and that this Agreement has been duly executed and delivered by LaSalle and constitutes its valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles.


SECTION 14.              CONTINUED EFFECTIVENESS OF THIS AGREEMENT.

         The terms of this Agreement, the subordination effected hereby, and the rights and the obligations of holders of the Subordinated Indebtedness Liabilities and the Senior Indebtedness Liabilities arising hereunder, shall not be affected, modified or impaired in any manner or to any extent by: (a) any amendment or modification of or supplement to the Senior Credit Agreement, any of the other Senior Indebtedness Documents or any of the Junior Note Documents permitted hereby; (b) the validity or enforceability of any of such documents; or (c) any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Indebtedness Liabilities or the Subordinated Indebtedness Liabilities or any of the instruments or documents referred to in clause (a) above. Each Junior Lender hereby acknowledges that the provisions of this Agreement are intended to be enforceable at all times, whether before the commencement of, after the commencement of, in connection with or premised on the occurrence of any proceeding described in Section 2(a) hereof.


SECTION 15.              EXCLUSIVE INTERCREDITOR PROVISIONS.

         As between the holders of the Subordinated Indebtedness Liabilities and the holders of the Senior Indebtedness Liabilities, this Agreement, taken together with the Collateral Agency Agreement, constitute the whole agreement among the parties.


SECTION 16.              AMENDMENTS AND MODIFICATIONS.

         This Agreement may be amended and/or modified only by an instrument in writing signed by each of the parties hereto. No such amendment or modification shall extend to or affect any obligation not expressly amended or modified or impair any right consequent thereon.


SECTION 17.              SEVERABILITY.

         In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.


SECTION 18.              SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon each party hereto and its respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns.


SECTION 19.              CHOICE OF LAW.

         This Agreement, and any instrument or agreement required hereunder, shall be governed by and construed in accordance with New York law without regard to principles of conflicts of laws.


SECTION 20.              COUNTERPARTS.

         This Agreement, and any modifications or amendments hereto, may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes, but all such counterparts shall constitute but one and the same instrument.





         [Balance of page intentionally left blank; signature pages follow.]

          IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed by an authorized officer on this ____
day of January, 1997.


                                            LASALLE NATIONAL BANK



                                            By:/s/Jon A. Levey
                                          Name:Jon A. Levey
                                          Its:Asst. Vice President


                                            CHOCAMERICAN, INC.


                                           By:/s/Francois E. de Carbonnel
                                         Name:Francois E. de Carbonnel
                                          Its:


                                            THE PRUDENTIAL INSURANCE
                                            COMPANY OF AMERICA

                                          By:/s/Paul L. Meirin
                                          Name:Paul L. Meirin
                                          Its:Vice President


                                         PRINCIPAL MUTUAL LIFE INSURANCE COMPANY


                                               By:/s/John D. Gleavenger
                                             Name:John D. Gleavenger
                                             Its:Counsel

                                               PRUCO LIFE INSURANCE COMPANY


                                               By:/s/Paul L. Meirin
                                             Name:Paul L. Meirin
                                             Its:Asst. Vice President


                                          CONTRARIAN CAPITAL ADVISERS, L.L.C.,
                                        As Agent for the Entities Listed Below:
                                                         OPPENHEIMER & CO., INC.
                                              OPPENHEIMER HORIZON PARTNERS, L.P.
                                OPPENHEIMER INSTITUTIONAL HORIZON PARTNERS, L.P.
                                   OPPENHEIMER INSTITIONAL HORIZON FUND II, L.P.
                                                                     THE & TRUST

                                               By
                                                  Its


                                               MRS. FIELDS INC.

                                           By:/s/Herbert S. Winokur
                                          Name:Herbert S. Winokur
                                           Its:President


                                             MRS. FIELDS' HOLDING COMPAY, INC.

                                             By:/s/Herbert S.Winokur
                                            Name:Herbert S. Winokur
                                             Its:President

         The undersigned hereby acknowledges and agrees to the above Agreement as of the date first aforesaid.


                                             MRS. FIELDS' ORIGINAL COOKIES, INC.


                                               By:/s/L. Tim Pierce
                                              Name:L. Tim Pierce
                                               Its:SVP and CFO